UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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CAPSTONE TURBINE CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL NO. 1" ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
EXECUTIVE OFFICER COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AUDIT COMMITTEE REPORT*
FEES PAID TO INDEPENDENT AUDITOR
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION *
STOCK PERFORMANCE GRAPH*
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER INFORMATION

CAPSTONE TURBINE CORPORATION
21211 Nordhoff Street
Chatsworth, California 91311
August 15, 2005
Dear Capstone Turbine Stockholder:
     You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Capstone Turbine Corporation to be held at the Radisson Hotel Chatsworth, 9777 Topanga Canyon Blvd., Chatsworth, California, on September 16, 2005, at 9:00 a.m., Pacific Daylight Time. We look forward to greeting as many of our stockholders at the Annual Meeting as possible.
     Details of the business to be conducted at the 2005 Annual Meeting of Stockholders are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.
     Whether or not you attend the 2005 Annual Meeting of Stockholders, it is important that your shares be represented and voted. Therefore, I urge you to sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope. If you decide to attend the 2005 Annual Meeting of Stockholders, you will be able to vote in person, even if you have previously submitted your proxy.
     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Capstone.

Sincerely,
/s/ John R. Tucker

JOHN R. TUCKER President and Chief Executive Officer

Chatsworth, California

YOUR VOTE IS IMPORTANT
In order to assure your representation at the 2005 Annual Meeting of Stockholders, you are requested to complete, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope (no postage required on the envelope if mailed in the United States). Please refer to the “Voting Electronically via the Internet or by Telephone” section on page 2 of the Proxy Statement for alternative voting methods.

CAPSTONE TURBINE CORPORATION
21211 Nordhoff Street
Chatsworth, California 91311
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 16, 2005
     The Capstone Turbine Corporation 2005 Annual Meeting of Stockholders will be held at the Radisson Hotel Chatsworth, located at 9777 Topanga Canyon Blvd., Chatsworth, California, 91311, on September 16, 2005, at 9:00 a.m., Pacific Daylight Time, for the following purposes:
1.	To elect seven members to Capstone Turbine Corporation’s Board of Directors to serve until the next annual meeting or until their successors have been elected and qualified; and

2.	To transact any other business that is properly brought before the 2005 Annual Meeting of Stockholders or any adjournment or postponement thereof.
     The foregoing items of business are more fully described in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on July 29, 2005 as the record date for determining stockholders entitled to notice of, and to vote at, the 2005 Annual Meeting of Stockholders and any adjournments or postponements thereof. We will make a list of stockholders available for examination for the ten days prior to the 2005 Annual Meeting of Stockholders at Capstone Turbine Corporation’s principal executive offices.
     Whether or not you plan to attend the 2005 Annual Meeting of Stockholders, please complete, sign, date and return the enclosed proxy card promptly in the accompanying reply envelope. The enclosed proxy is being solicited on behalf of the Board of Directors of Capstone Turbine Corporation for use at the 2005 Annual Meeting of Stockholders. The Board of Directors of Capstone Turbine Corporation recommends that stockholders vote FOR the matters listed above. If your shares are held in a bank or brokerage account, you may be eligible to vote your proxy electronically or by telephone. Please refer to the attached Proxy Statement, which is a part of this Notice and is incorporated herein by reference, for further instructions and information with respect to the business to be transacted at the 2005 Annual Meeting of Stockholders.
     Please note that space limitations make it necessary to limit attendance to stockholders. Registration will begin at 8:30 a.m., and the 2005 Annual Meeting of Stockholders will begin at 9:00 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. We will admit you if we are able to verify that you are a Capstone Turbine Corporation stockholder. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the 2005 Annual Meeting of Stockholders.
     All stockholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors,
/s/ Walter J. McBride

Walter J. McBride Secretary

Chatsworth, California
August 15, 2005

CAPSTONE TURBINE CORPORATION
21211 Nordhoff Street
Chatsworth, California 91311

PROXY STATEMENT

For Annual Meeting Of Stockholders
To Be Held September 16, 2005
Information About the 2005 Annual Meeting
     This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors (the “Board”) from holders of Capstone Turbine Corporation’s (“Capstone” or the “Company”) issued and outstanding shares of Common Stock, par value $.001 per share (“Common Stock”), to be voted at the 2005 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the Radisson Hotel Chatsworth, located at 9777 Topanga Canyon Blvd., Chatsworth, California, at 9:00 a.m. Pacific Daylight Time on September 16, 2005, for the purposes set forth in the accompanying notice and herein, and any adjournment or postponement thereof.
Voting Procedures
     If you were a stockholder of record at the close of business on July 29, 2005, you are entitled to notice of, and to vote at, the Annual Meeting. As of July 21, 2005, 84,911,533 shares of Common Stock were outstanding.
     Proxies properly executed, duly returned to us and not revoked will be voted in accordance with the instructions given. Where no instructions are given, such proxies will be voted as our management may propose. If any matter not described in this Proxy Statement is properly presented for action at the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote on the action according to their best judgment. Each stockholder of record on July 29, 2005 is entitled to one vote for each share of Common Stock held by such stockholder on that date. The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of our Common Stock eligible to be voted on the record date. Shares that are voted “FOR” or “WITHHOLD AUTHORITY” are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not have the effect of withholding authority to vote for a director. A broker non-vote occurs when a broker holding shares for a beneficial holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Concerning the election of directors, you may: (a) vote for all of the director nominees as a group; (b) withhold authority to vote for all director nominees as a group; or (c) vote for all director nominees as a group except those nominees you identify on the appropriate line.
     A copy of Capstone’s 2005 Annual Report to Stockholders (the “2005 Annual Report”) and this proxy statement (the “Proxy Statement”) and accompanying proxy card will be first mailed to stockholders on or about August 15, 2005. The 2005 Annual Report includes Capstone’s audited financial statements.
     Your vote is important. Accordingly, you are urged to sign, date and return the accompanying proxy card whether or not you plan to attend the Annual Meeting in person.

     You may revoke your proxy at any time before it is actually voted at the Annual Meeting by: (i) delivering written notice of revocation to the Secretary of Capstone at our address above; (ii) submitting a later dated proxy; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, constitute revocation of the proxy.
     Each unrevoked proxy card properly signed and received prior to the close of the Annual Meeting will be voted as indicated. Unless otherwise specified on the proxy or if no instruction is given on the proxy, the shares represented by a signed proxy card will be voted FOR each of the nominees and proposals.
Voting Electronically via the Internet or by Telephone
     Stockholders whose shares are registered in their own names may choose to vote either via the Internet or by telephone. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth on the enclosed proxy card. Submitting your proxy via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting. Votes submitted by telephone or the Internet must be received by 8:59 p.m., Pacific Daylight Time (11:59 p.m., Eastern Daylight Time), on September 15, 2005.
     A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your proxy card will provide instructions and you may vote such shares via the Internet at ADP’s voting web site (www.proxyvote.com). If your proxy card does not reference the Internet or telephone information, please complete and return the proxy card in the self-addressed, postage paid envelope provided.
Solicitation of Parties
     We will pay the expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies. In addition to the use of the mail, our directors, officers or employees may solicit proxies by telephone, facsimile or other means. These individuals will not receive any additional compensation for these efforts.
     Capstone’s executive offices are located at 21211 Nordhoff Street, Chatsworth, California 91311, telephone (818) 734-5300.
Independent Public Accountants
     Representatives of Deloitte & Touche LLP, independent public accountants for Capstone for fiscal year 2005 (“Fiscal 2005”) and selected by Capstone’s Audit Committee to be the independent public accountants for the current year, will be present at the Annual Meeting. The representatives will have an opportunity to make a statement should they wish to do so and will be available to respond to appropriate questions.
Proposals of Stockholders for 2006 Annual Meeting
     Stockholder proposals or nominations for director intended to be presented at the 2006 annual meeting of stockholders (the “2006 Annual Meeting”) must be in writing and received at Capstone’s executive offices no later than the close of business on April 15, 2006 and must comply with Capstone’s bylaws and the proxy rules of the Securities and Exchange Commission (the “SEC”). If appropriate notice of a stockholder proposal or nomination is not received at Capstone’s executive offices prior to the close of business on April 15, 2006, the proposal or nomination will be deemed untimely and will be disregarded. If the proposal or nomination is permitted to be introduced at the 2006 Annual Meeting, the individuals named as proxies on the proxy card for the 2006 Annual Meeting will be entitled to exercise their discretionary authority in voting on any such proposal or nomination. In addition, Capstone’s Nominating and Corporate Governance Committee will consider shareholder nominations of candidates for election to the Board that are timely and otherwise submitted in accordance with the Company’s bylaws and applicable policies.
The date of this proxy statement is August 15, 2005.

PROPOSAL NO. 1
ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS
     Capstone’s bylaws currently provide for a Board of eight directors, and effective as of the election of directors at the Annual Meeting, the bylaws will provide for a Board of seven directors. Two of the Company’s directors, Eric Young and Carmine Bosco, have declined to stand for re-election. The Company proposes to elect seven directors at the Annual Meeting, and the proxies cannot vote for a greater number of persons than the number of nominees named. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees of the Board named below, six of whom are presently directors of the Company.
     If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. The Company does not expect that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until the director’s successor has been elected and qualified, or the earlier of the director’s resignation or removal. The table and text below sets forth information about each nominee as of June 30, 2005.

Nominees	Age	Director Since
Eliot Protsch(1)	52	2002
Richard Donnelly	62	2003
John Jaggers	54	1993
Noam Lotan	53	2005
Dennis Schiffel	62	2004
John Tucker	58	2003
Gary Simon(2)	57	—

(1)	Chairman of the Board.

(2)	Mr. Simon is a nominee for initial election at the Annual Meeting.
     Eliot Protsch. Mr. Protsch has been our director since April 2002 and Chairman of the Board since October 15, 2002. Mr. Protsch is Senior Executive Vice-President and Chief Financial Officer of Alliant Energy Corporation, an energy holding company, and has held such positions since January 2004. He previously was President of Interstate Power and Light Company, a subsidiary of Alliant Energy Corporation, and Executive Vice President Energy Delivery, from 1998 to 2003. Mr. Protsch currently serves on the Board of Directors for American Family Insurance (a Mutual Insurance Company) and Nuclear Management Company (an affiliate of Alliant Energy Corporation). He received his MBA and his BBA in Economics and Finance from the University of South Dakota. Mr. Protsch is a Chartered Financial Analyst.
     Richard Donnelly. Mr. Donnelly has been our director since January 2003. Mr. Donnelly has been an Industrial Partner responsible for the Global Automotive Supplier Practice at Ripplewood Holdings, LLC, a private equity firm from 1999 to present. In connection with his employment at Ripplewood, Mr. Donnelly has served as the Chairman of the Board of Honsel International Technologies S.A. (Brussels, Belgium) and Chairman of the Supervisory Board of Honsel GMBH & Co. KG (Mescheoe, Germany) since December 2004. From 1995 to 1999, Mr. Donnelly served as the Group Vice President of General Motors and the President of GM Europe. Mr. Donnelly serves as a director of two publicly-held companies, BNS Co. (BOSTON: BNC) (a metrology software company) and Oshkosh Truck Corporation (NYSE: OSK), and a privately held company, Niles Parts Co., Ltd. (a global supplier of switches and sensors to the automobile industry). He serves as Chairman of the Board of Niles Parts Co., Ltd. Mr. Donnelly received his Bachelors degree in Electrical Engineering from Kettering University and his MBA from the State University of New York.
     John Jaggers. Mr. Jaggers has been our director since 1993. Mr. Jaggers is General Partner of Sevin Rosen Funds, a venture capital firm, and has held such position since 1988. Mr. Jaggers served as Chief Financial Officer of Sevin Rosen Funds from 1995 to 2000. Mr. Jaggers received his Bachelors and Masters degrees in Electrical Engineering from Rice University. He received his MBA from Harvard University.
     Noam Lotan. Mr. Lotan was appointed to the Board in June 2005. Mr. Lotan has been the President, Chief Executive Officer and Director of MRV Communications, Inc. (NASDAQ: MRVC), a designer,

manufacturer and distributor of communication equipment and services and optical components. He has been in this position since May 1990. Mr. Lotan was also Chief Financial Officer of MRV in October 1993, in which position he served until June 1995. From 1987 to January 1990, Mr. Lotan served as Managing Director of Fibronics (UK) Ltd., the United Kingdom subsidiary of Fibronics International, Inc. (“Fibronics”) a manufacturer of fiber optic communication networks. MRV purchased the Fibronics business in September 1996. From 1985 to 1987, Mr. Lotan served as Director of European Operations for Fibronics. Prior to such time, Mr. Lotan held a variety of sales and marketing positions with Fibronics and Hewlett-Packard. Mr. Lotan holds a Bachelor of Science degree in Electrical Engineering from the Technion – Israel Institute of Technology and a Masters degree in Business Administration from INSEAD (the European Institute of Business Administration, Fontainebleau, France).
     Dennis Schiffel. Mr. Schiffel was appointed to the Board in July 2004. He is a former senior financial executive who acts from time to time as an independent business-planning consultant. He was Senior Vice President and Chief Financial Officer of Sierra Pacific Resources, an electric utility business, from July 2001 to January 2003. Mr. Schiffel held various positions with ARCO, an international oil and gas company, from 1984 to May 2000, including roles as the Vice President of Corporate Planning and Vice President of Investor Relations for ARCO Los Angeles from 1998 to May 2000 and various other roles in finance and treasury. Mr. Schiffel received his Bachelors degree in Economics from Ohio State University, his MBA from Indiana University, his Ph.D. (M.A.) in Economics from Claremont Graduate School and his J.D. from George Washington University.
     John R. Tucker. Mr. Tucker joined Capstone Turbine Corporation in August 2003 as President and Chief Executive Officer, and has been our director since 2003. Prior to coming to Capstone, Mr. Tucker served as the President and Chief Executive Officer of York International Corporation, a global HVAC & R company, from 1999 to 2000, President and Chief Operating Officer of York International Corporation from 1997 to 1999 and the President of AlliedSignal Aerospace’s Aerospace Equipment Systems business sector, the Chief Executive Officer and Chairman of Daimler Benz Aerospace’s Motoren & Turbine Union operations in Munich, Germany, and the President of AEG-Westinghouse Transportation Systems. Mr. Tucker has a Mechanical Engineering degree from Pennsylvania State University.
     Gary D. Simon. Mr. Simon has been the Chairman, Chief Executive Officer and President of Acumentrics Corporation, a privately-held manufacturer of innovative power supply equipment, since July 2004. Mr. Simon has also served as the President of Sigma Energy Group, a clean energy investment and business development firm, since October 2003. From October 2002 to October 2003, Mr. Simon served as a consultant to several start-up businesses involved with clean energy technologies and as an advisor to the Connecticut and Massachusetts clean energy funds. From April 1998 to October 2002, Mr. Simon served as Senior Vice President, Strategy and Development at Northeast Utilities (NYSE: NU), a utility holding company. From 1998 to 2002, Mr. Simon served as a member of the board of directors of Northeast Optic Network, a public company that operated a high-speed fiber optic network from Boston to Washington, D.C. Mr. Simon holds a BA in microbiology from Indiana University and an MS in Ecology (Resource Economics) from the University of California, Davis.
Required Vote for Approval and Recommendation of the Board of Directors
     Assuming the presence of a quorum, the seven nominees for director receiving the highest number of votes will be elected to our Board of Directors. Information regarding the method by which votes will be counted appears on page 1 of this Proxy Statement under the heading “Voting Procedures.”
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE CANDIDATES NOMINATED BY THE BOARD OF DIRECTORS. A PROPERLY EXECUTED PROXY WILL BE VOTED FOR THE ELECTION OF THESE NOMINEES UNLESS YOU DESIGNATE OTHERWISE.

CORPORATE GOVERNANCE
Board of Directors
     As of the date hereof, the Board of Directors consisted of eight directors: Eric Young, John Tucker, Dennis Schiffel, Eliott Protsch, Noam Lotan, John Jaggers, Richard Donnelly and Carmine Bosco. A majority of the members of the Board are “independent directors” as defined by Nasdaq rules. The Board has determined that the following current directors are “independent”: Richard Donnelly, Carmine Bosco, Eric Young, John Jaggers, Noam Lotan and Dennis Schiffel. Eliot Protsch is not an “independent director” as defined by Nasdaq rules because he is Senior Vice President and Chief Financial Officer of Alliant Energy Corporation. Alliant Energy Resources, Inc., a subsidiary of Alliant Energy Corporation, is a distributor for the Company, and Alliant Energy Resources, Inc. in one of the last three fiscal years exceeded the threshold for independence as defined by Nasdaq rules. The Company’s independent directors meet in executive session, without members of the Company’s management present, on a regular basis. Carmine Bosco and Eric Young will not stand for re-election at the Annual Meeting.
     The Board met eight times during Fiscal 2005 and all of the directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which each such director served. The Company strongly encourages each member of the Board to attend each annual meeting of stockholders. All seven directors attended the 2004 annual meeting of stockholders. Our standing committees are an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.
Audit Committee
     The Audit Committee currently consists of Messrs. Young (Chair), Bosco and Schiffel. As mentioned above, Messrs. Young and Bosco will not stand for re-election as members of the Board at the Company’s Annual Meeting. It is expected that Mr. Lotan and Mr. Donnelly will become members of the Committee following the Company’s Annual Meeting. The Audit Committee is responsible, among other items, for (i) monitoring Capstone’s financial reporting and overseeing accounting practices; (ii) annually retaining the independent public accountants as auditors of the books, records and accounts of Capstone; (iii) monitoring the scope of audits made by the independent public accountants and the audit reports submitted by the independent public accountants; and (iv) overseeing the systems of internal control which management and the Board have established. In addition, the Audit Committee undertakes the duties of a “qualified legal compliance committee” and also reviews and approves all related-party transactions. The Audit Committee operates under a written Audit Committee charter adopted by the Board, a copy of which was filed as an appendix to the Company’s proxy statement for the year ended March 31, 2004. During Fiscal 2005, the Audit Committee held eight meetings for which attendance was 96%. The Board has determined that Dennis Schiffel and Noam Lotan are “audit committee financial experts,” as that term is defined by rules adopted by the SEC. Each member of the Audit Committee is an “independent director” pursuant to Nasdaq listing standards.
Compensation Committee
     The Compensation Committee currently consists of Messrs. Jaggers (Chair), Young and Bosco. Messrs. Bosco and Young will not stand for re-election as members of the Board at the Annual Meeting. It is expected that Mr. Schiffel and Mr. Simon will become members of the Compensation Committee following the Company’s Annual Meeting. The Compensation Committee is comprised solely of “independent directors” as defined by Nasdaq listing standards in conformance with the Compensation Committee’s charter. The Compensation Committee operates under a written charter adopted by the Board, a copy of which was filed as an appendix to the Company’s proxy statement for the year ended March 31, 2004. The functions of the Compensation Committee include (i) for the purposes of compensation, reviewing the performance and development of the Company’s management in achieving corporate goals and objectives; (ii) determining the salary, benefits and other compensation of the officers and reviewing the compensation programs for the Company; and (iii) administering the following benefit plans of Capstone: the 1993 Incentive Stock Option Plan, the 2000 Employee Stock Purchase Plan, and the Amended and Restated 2000 Equity Incentive Plan. During Fiscal 2005, the Compensation Committee held six meetings for which attendance was 94%.

Nominating and Corporate Governance Committee
     The Nominating and Corporate Governance Committee consists of Messrs. Donnelly (Chair), Jaggers and Schiffel. The Nominating and Corporate Governance Committee is comprised solely of “independent directors” as defined by Nasdaq listing standards in conformance with the Committee’s charter. The Nominating and Corporate Governance Committee is responsible for, among other things, (i) monitoring corporate governance matters and (ii) recommending to the full Board candidates for election to the Board of Directors. In the past year, the Nominating and Corporate Governance Committee has focused upon new director searches, screening, interviews and final recommendations to the Board, as well as on fulfilling the requirements of its charter. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board, a copy of which is available on the Company’s website at www.microturbine.com. During Fiscal 2005, the Nominating and Corporate Governance Committee held four meetings for which attendance was 92%. The Nominating and Corporate Governance Committee met subsequent to the end of Fiscal 2005 to recommend to the full Board each of the nominees for election to the Board, as presented herein, and to recommend board committee memberships.
Board and Committee Performance Evaluations
     The charter of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee requires an annual performance evaluation, and the Company’s Corporate Governance Principles also mandate an annual evaluation of the Board. Such performance evaluations are designed to assess whether the Board and its committees function effectively and make valuable contributions to the Company. In June 2005, all members of the Company’s Board assessed the performance of the Board and such committees and identified areas for improvement through the completion of a detailed questionnaire for each such committee and the Board. Counsel for the Company reviewed the completed questionnaires, consolidated the responses and reported findings to the Board. The Board discussed the results of the performance evaluations, and asked the appropriate committees to follow up on the consensus suggestions and put a follow-up process in place. The Nominating and Corporate Governance Committee subsequently reviewed the results and created an action items list for addressing the areas most in need of improvement.
The Nominations Process
     The Nominating and Corporate Governance Committee has a policy for the consideration of director candidates recommended by stockholders, and will consider all such bona fide recommended candidates for director if submitted in accordance with such policy. The policy provides that any stockholder recommendation must include the specific information required by the policy and be submitted in writing to:
Capstone Turbine Corporation
21211 Nordhoff Street
Chatsworth, CA 91311
Attention: Chair of Nominating and Corporate Governance Committee
Care of: Walter J. McBride, Secretary
and must be received by the Committee at least 180 days prior to that year’s annual meeting of the stockholders. All such recommendations should include the following: (i) the name, age, business address and residence address of the prospective candidate, and the name and record address of the stockholder submitting the recommendation, as well as the class or series and number of shares of voting stock of the Company which are owned of record or beneficially by that stockholder; (ii) a statement from the prospective candidate consenting to being named in the proxy and proxy card if selected as a nominee and to serving on the Board if elected; (iii) a statement explaining whether the prospective candidate is “independent” under applicable laws and otherwise; (iv) biographical data of the prospective candidate, including former and current service on boards of directors, business experience and current occupation, and any other information relating to the prospective candidate and the recommending stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors; (v) transactions and relationships between the recommended candidate and the recommending stockholder, on the one hand, and the Company or Company management, on the other hand, as well as a description of all arrangements or understandings between the recommending stockholder and the prospective candidate and any other person pursuant to which the nomination is being made by the stockholder; (vi) the prospective candidate’s Company stock trading history; (vii) any material proceedings to which the prospective candidate or his or her associates is a party that are adverse to the Company; (viii) the prospective candidate’s involvement in any past or present legal proceedings, including any involvement in legal proceedings involving the Company; (ix) information regarding whether the recommending stockholder or the recommended candidate, or affiliates of either of those parties, have any plans or proposals for the Company; (x) an explanation as to whether the recommending stockholder and the prospective candidate intend to use the nomination to redress personal claims or grievances against the Company or others or to further personal interests or special interests not shared by the Company’s stockholders at large; (xi) whether the prospective candidate is going to be nominated at the annual meeting of stockholders or is provided solely as a recommendation for consideration by the Committee and (xii) any other relevant information concerning the prospective candidate. The Committee reserves the right to request additional information as it deems appropriate. In addition, the Company’s bylaws permit stockholders to nominate directors at a meeting of the stockholders. Any stockholder nomination must comply with the applicable provisions of the Company’s bylaws and the SEC’s proxy rules and will be handled in accordance with the Company’s bylaws and applicable laws.
     The Nominating and Corporate Governance Committee reviews the composition and size of the Board and determines the criteria for Board membership. In addition, the Nominating and Corporate Governance Committee reviews the qualifications of prospective candidates to determine whether they will make good candidates for membership on the Company’s Board. This consideration includes, at a minimum, a review of each prospective candidate’s character, judgment, experience, expertise, age, diversity, independence under applicable law and freedom from other conflicts, as well as other factors that the Nominating and Corporate Governance Committee deems relevant in light of the needs of the Board and the Company and/or that are in the best interests of the Company, including relevant experience, the ability to dedicate sufficient time, energy and attention to performance of Board duties, financial expertise, experience with a company that has introduced a new, technologically advanced product or service to the marketplace and existing relationships within target industries or political circles that may benefit the Company, whether the prospective candidate is a Nominating and Corporate Governance Committee-selected prospective candidate or a stockholder-recommended prospective candidate. The Nominating and Corporate Governance Committee selects qualified candidates and recommends those candidates to the Board, and the Board then decides if it will invite the candidates to be nominees for election to the Board.
     The Nominating and Corporate Governance Committee uses the following process to identify prospective candidates for the Board and to evaluate all candidates, including candidates recommended by stockholders in accordance with the Company’s policy regarding stockholder recommendations and the director nominations process. The Nominating and Corporate Governance Committee (i) reviews the composition and size of the Board and determines the criteria for Board membership; (ii) evaluates the Board for effectiveness and makes a verbal presentation of its findings to the Board; (iii) determines whether the current members of the Board who satisfy the criteria for Board membership are willing to continue in service; if the current members of the Board are willing to continue in service, the Committee evaluates the performance of such Board members and considers those current members for re-nomination, and if the current members of the Board are not willing to continue in service or if there will be an increase in the number of directors on the Board, the Nominating and Corporate Governance Committee considers candidates who meet the criteria for Board membership; (iv) if necessary, engages a search firm to assist with the identification of potential candidates; (v) compiles a list of potential candidates; (vi) evaluates the prospective candidates, including candidates recommended by stockholders, to determine which of the prospective candidates, if any, will best represent the interests of all stockholders and determines whether any conflicts of interest exist; (vii) holds Committee meetings to narrow the list of prospective candidates; (viii) along with the Chairman of the Board and management, interviews a select group of prospective candidates; (ix) approves the candidate or candidates who are most likely to advance the best interests of the stockholders and (x) recommends the selected candidate or candidates to the Board and the stockholders for approval. The Nominating and Corporate Governance Committee, which may request the assistance of non-Committee Board members in the execution of its duties, carefully documents the selection and evaluation process.
     The Company employed an executive search firm to assist in identifying and evaluating a potential candidate for the directors to appoint to the Board in June 2005. The third-party search firm recommended Mr. Lotan’s nomination, and the Board appointed Mr. Lotan to the Board in June 2005. In addition, an executive search firm assisted in selecting Mr. Simon as a nominee for election to the Board at the Annual Meeting.

Stockholder Communications
     The Company also has a policy whereby stockholders may communicate directly with the Company’s Board, or individual members of the Board, by writing to the Company at:
Capstone Turbine Corporation
21211 Nordhoff Street
Chatsworth, CA 91311
Attention: Chair of Nominating and Corporate Governance Committee
Care of: Walter J. McBride, Secretary
and indicating prominently on the outside of any envelope that the communication is intended for (i) the Board; (ii) the Chairman of the Board; (iii) a specific committee of the Board; (iv) the non-management directors; or (v) any other director or subset of directors of the Board. The Secretary of the Board reviews all correspondence and regularly forward’s, to the appropriate director, directors or the Board, copies of all communications that, in the opinion of the Secretary, deal with the functions of or otherwise require the attention of individual Board members, the Board or committees or subsets thereof. Unless, in the opinion of the Secretary, a communication is improper or irrelevant, a communication will not be withheld from its intended recipient(s) without the approval of the Board’s Chairman, the Chair of the appropriate committee or the director who presides during non-management executive sessions.
Compensation Committee Interlocks and Insider Participation
     At the beginning of Fiscal 2005, the Compensation Committee consisted of Messrs. Jaggers, Young and Bosco. None of the Committee members have at any time been an officer or employee of the Company nor have any of the members had any relationship with the Company requiring disclosure by the Company during Fiscal 2005. During Fiscal 2005, none of the Company’s executive officers served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee of Capstone, none of the Company’s executive officers served as a director of another entity, one of whose executive officers served on the Compensation Committee of Capstone, and none of the Company’s executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as a director of Capstone.
Director Compensation
     The Company’s 2000 Equity Incentive Plan provides that a non-employee director who joins the Board of Directors shall receive on his or her initial election to the Board of Directors, an option to purchase 21,600 shares of our Common Stock. This initial grant becomes exercisable in three equal installments on each anniversary of the initial election, based upon continuing service as a director. The 2000 Equity Incentive Plan further provides for the grant of options to our non-employee directors to purchase 10,000 shares of our Common Stock on the date of each Annual Meeting of Stockholders at which the non-employee director is re-elected to our Board of Directors. This annual grant becomes exercisable in four equal installments at the end of each quarter in the fiscal year, based upon continuing service as a director. The exercise price of all options is equal to the fair market value of the Common Stock on the grant date, and the term is 10 years, subject to earlier expiration in connection with termination of service.
     In addition, each non-employee director receives an annual cash retainer of $25,000. Each non-employee director who is a member of one of the Board’s standing committees also receives a $1,500 annual retainer for each standing committee on which he or she serves; provided that the Chairman of each committee receives a $3,000 annual retainer. The Chairman of the Board receives an additional $5,000 annual retainer. Non-employee directors may elect to receive shares of Common Stock, up to a maximum of 20,000 shares in a fiscal year, in lieu of any cash retainer, based on the fair market value of Capstone Common Stock on the date that cash would have otherwise been paid. All payments are paid quarterly in arrears. In addition, during Fiscal 2005, two of the Company’s directors each received $18,000 for service on a special Board committee. If they request, all directors are reimbursed for the expenses they incur in attending the Board or Committee meetings.

EXECUTIVE OFFICERS
     The following information with respect to the executive officers of Capstone as of July 29, 2005 was supplied by the respective individuals:

Name	Age	Position
John Tucker	58	President and Chief Executive Officer
Walter J. McBride	52	Executive Vice President and Chief Financial Officer
John Fink III	46	Senior Vice President of Operations
Michael Redmond	51	Senior Vice President of Quality
     The executive officers are appointed annually by the Board, and the term of each executive officer runs until he or she shall resigns or is removed or otherwise disqualified to serve, or his or her successor is appointed in accordance with Company’s bylaws.
     John Tucker. Mr. Tucker joined Capstone Turbine Corporation in August 2003 as President and Chief Executive Officer, and has been our director since 2003. Prior to coming to Capstone, Mr. Tucker served as the President and Chief Executive Officer of York International Corporation, a global HVAC&R company, from 1999 to 2000 and President and Chief Operating Officer of York International Corporation from 1997 to 1999, and the President of AlliedSignal Aerospace’s Aerospace Equipment Systems business sector, the Chief Executive Officer and Chairman of Daimler Benz Aerospace’s Motoren & Turbine Union operations in Munich, Germany, and the President of AEG-Westinghouse Transportation Systems. Mr. Tucker has a Mechanical Engineering degree from Pennsylvania State University.
     Walter J. McBride. Mr. McBride joined us in July 2005 as our Executive Vice President and Chief Financial Officer. Prior to joining Capstone, Mr. McBride served as Executive Vice President and Chief Financial Officer of First Consulting Group, Inc. (NASDAQ: FCGI), an information technology services company, from April 2000 to May 2005. Prior to his employment with FCGI, Mr. McBride served as Chief Financial Officer for several innovative technology companies including Emulex (NYSE: ELX), Kistler Aerospace, Unplugged Communication, and CalComp. Mr. McBride graduated from Ohio State University with a bachelor’s degree in accounting/finance with honors. He earned a master’s degree in computer systems management from the Rochester Institute of Technology. He is a member of Financial Executives International.
     John Fink, III. Mr. Fink has served as our Senior Vice President of Operations since August 2004. He joined us in August 2003 as our Senior Vice President of Sales & Service. Prior to joining Capstone, Mr. Fink was responsible for Sales and Marketing at J&D Associates, a vertical carousel manufacturer, from 2002 to 2003. From 1999 to 2000 Mr. Fink was the Vice President of Aftermarket Products for York International, a global HVAC&R company. Mr. Fink was responsible for international marketing, sales and project management for DaimlerChrysler Rail Transportation, a global manufacturer of automated people movers and subway systems, from 1994 to 1998, while living in Berlin, Germany. From 1980 through 1993, his professional career in leadership of sales and service functions spans executive level positions with several industry leading companies: Westinghouse, AEG-Westinghouse Transportation, and ABB-Daimler Benz Transportation. He has a broad range of experience including new product development, outsourcing and licensing. Other experience includes worldwide parts distribution, service and repair operations. Mr. Fink received his Bachelor degree in Marketing from the University of South Carolina.
     Michael Redmond. Mr. Redmond has served as our Senior Vice President of Quality since February 2005. Mr. Redmond served as our Senior Vice President, Technology from August 2004 to February 2005, and as our Senior Vice President of Operations and Engineering from August 2003 to August 2004. Prior to joining Capstone, Mr. Redmond spent 15 years at Boeing, a manufacturer of commercial jet liners, where he held positions of increasing responsibility including Chief Engineer of Airplane Systems for Boeing’s Next Generation 737 Airplane Development Program. Following his positions at Boeing, Mr. Redmond was Vice President of Engineering and Technology at AlliedSignal Aerospace Equipment Systems, manufacturer of support equipment for aerospace applications from 1996 to 1999. Most recently Mr. Redmond was Vice President of Research and Development at Schweitzer Engineering Laboratories, a manufacturer of digital relays for electric utilities and industrial companies from 2000 to 2003. Mr. Redmond received his Bachelors degree in Mechanical Engineering from the University of Washington, and his M.S. in Management from the Massachusetts Institute of Technology Sloan Fellow Program. He also holds a Program Management Professional certificate from the Program Management Institute.

EXECUTIVE OFFICER COMPENSATION
     The following table discloses compensation received or accrued during the past three fiscal years, by the Chief Executive Officer and the Company’s three other most highly compensated executive officers as of March 31, 2005 (together, the “Named Executive Officers”). The Company changed its fiscal year end from December 31 to March 31 on December 12, 2003. Therefore, years 2005 and 2004 refer to the years ended March 31, 2005 and March 31, 2004, respectively, and year 2002 refers to the year ended December 31, 2002.
Summary Compensation Table

				Dollar Value
				of Restricted		Securities
		Annual		Restricted Stock		Underlying	All Other
Name and Principal Position		Compensation (1)		Awards(12)		Options	Compensation

	Year	Salary	Bonus
John Tucker(2)	2005	$400,400	$—	$—		—	$—
President and Chief Executive Officer	2004	$267,960	$—	$1,235,000	(3)	2,000,000	$61,340	(4)

Karen Clark	2005	$250,000	$—	$—		—	$—
Former Senior Vice President and Chief	2004	$250,000	$—	$—		400,000	$—
Financial Officer	2002	$235,096	$—	$—		400,000	$62,868	(5)

John Fink, III(6)	2005	$200,000	$—	$—		—	$26,400	(7)
Senior Vice President of Operations	2004	$121,538	$—	$—		800,000	$27,824	(8)

Michael Redmond(9)	2005	$200,000	$—	$—		—	$49,441	(10)
Senior Vice President of Quality	2004	$121,538	$—	$—		800,000	$7,876	(11)

(1)	The aggregate amount of the perquisites and other personal benefits, securities and property for each of the Named Executive Officers is the lesser of $50,000 or 10% of such officer’s total salary and bonus.

(2)	Mr. Tucker joined the Company in August 2003.

(3)	On August 4, 2003, the Company issued 500,000 shares of restricted Common Stock to Mr. Tucker. The restricted stock is subject to the following vesting provision: One-fourth vests one year after the issuance date and 1/48th vests on the first day of each full month thereafter, so that all shall be vested on the first day of the 48th month after the issuance date; provided, however, that if he is terminated by the Company other than for cause prior to the one-year anniversary of the date of the issuance, 1/48th vests on the one-month anniversary of the issuance date until the termination date.

(4)	Consists of temporary housing allowance and relocation expenses of Mr. Tucker.

(5)	Consists of $50,000 as reimbursement for relocation costs and allowances and $12,868 as reimbursement for fees associated with the sale and/or purchase of home and temporary housing of Ms. Clark.

(6)	Mr. Fink joined the Company in August 2003.

(7)	Consists of temporary housing costs of Mr. Fink.

(8)	Consists of relocation costs of Mr. Fink.

(9)	Mr. Redmond joined the Company in August 2003.

(10)	Consists of temporary housing and relocation costs of Mr. Redmond.

(11)	Consists of relocation costs of Mr. Redmond.

(12)	Restricted shares awarded are shares of our Common Stock with identical terms, including terms regarding the payment of dividends. The Company does not at this time intend to pay dividends on shares of its Common Stock but should it decide to pay dividends on its Common Stock in the future, the shares represented in this column would participate. As of March 31, 2005, the stock is valued based on the market price of the stock of $1.55.

Compensation Pursuant to Stock Options
Option Exercises and Fiscal Year End Option Values
     The following table provides information on option exercises in Fiscal 2005 by the Named Executive Officers and the value of such officers’ unexercised options at March 31, 2005.

			Number of Securities		Value of Unexercised
	Shares Acquired		Underlying Unexercised		In-the-Money Options at
	on	Value	Options at 3/31/05		3/31/05(2)
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
John Tucker	—	—	791,667	1,208,333	$292,917	$447,083
Karen Clark	—	—	469,791	330,209	$—	$—
John Fink, III	—	—	316,667	483,333	$—	$—
Michael Redmond	—	—	316,667	483,333	$—	$—

(1)	The value realized is determined by subtracting the exercise price from the fair market value of the Common Stock on the exercise date multiplied by the number of shares acquired on exercise.

(2)	Based upon the market price of $1.55 per share, which was the closing price per share of Common Stock on the NASDAQ National Market on the last day of Capstone’s Fiscal 2005, less the option exercise price per share.
Employment Contracts, Termination of Employment and Change in Control Agreements
     In October 2002, the Company entered into a Transition Agreement and Mutual Release (the “Transition Agreement”) with Dr. Ake Almgren. On February 27, 2003, the Board accepted Dr. Almgren’s resignation as President and Chief Executive Officer and a member of the Board. He continued as an employee and a senior advisor to the Company through May 6, 2003. Under the Transition Agreement, Dr. Almgren continued to receive his monthly salary for six months through May 6, 2003, which totaled $185,000, and received incentive consideration of $100,000 upon executing a Supplemental Release and $185,000, payable in equal installments, less applicable withholding taxes, during the twelve-month period following his separation as an employee. In May 2003, the Company entered into a consulting agreement with Dr. Almgren, which provides payment of $5,921 monthly in arrears for 38 months through June 2006 and continued vesting of his stock options though June 2006. Dr. Almgren’s payment will be reduced by 50% if he engages in any full-time employment.
     The Board of Directors adopted the Capstone Turbine Corporation Change of Control Severance Plan (the “Change of Control Plan”) in April 2002. The Change of Control Plan is applicable to each member of management designated by the Board, including the Named Executive Officers. In the event that a participant is involuntarily terminated (other than for misconduct) or resigns due to a reduction in responsibility or compensation or relocation within 12 months of a change of control of the Company, the participant will receive a payment equal to his or her annual base salary plus the cash incentive compensation for the year in which the effective date for the change in control occurs, as well as continuation of health plan benefits for 12 months. The Change of Control Plan was amended effective January 31, 2005 to clarify certain resignation rights following a change of control, for compliance with ERISA requirements and to achieve administrative consistency with the Company’s other change in control plans and arrangements. The Change of Control Plan was amended again effective March 17, 2005 to modify the definition of change of control of the Company and to permit a participant to resign and receive benefits following a six month trial period in a position that would otherwise constitute a reduction in responsibility or compensation.
     The Company adopted the Capstone Turbine Corporation Severance Pay Plan (the “Severance Plan”) in May 2002. In February 2003, the Severance Plan was amended to provide that each member of management reporting to the CEO and/or the President whose employment is involuntarily terminated without cause is entitled, upon signing a release, to an amount equal to such person’s salary for six months. The Severance Plan was amended effective January 31, 2005 to clarify that benefits due following a change of control of the Company are offset by benefits received under the Change of Control Plan or under any other severance agreement with the Company.
     The Company has entered into indemnification agreements with its officers and directors containing provisions which may require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.
     Options to purchase the common stock of the Company have been issued to Named Executive Officers pursuant to the Capstone Turbine Corporation Amended and Restated 2000 Equity Incentive Plan (the “Equity Incentive Plan”) that, upon the change in control of the Company, become fully vested or exercisable if a participant is involuntarily terminated (other than for misconduct) or resigns due to a reduction in responsibility or compensation or relocation within 12 months of a change of control of the Company. Full vesting is also triggered if the acquiror of the Company does not assume the awards issued under the Equity Incentive Plan. The Equity Incentive Plan was amended effective January 31, 2005 to clarify certain resignation rights following a change of control and to achieve administrative consistency with the Company’s other change in control plans and arrangements. The Equity Incentive Plan was amended again effective March 17, 2005 to modify the definition of change of control of the Company and to permit a participant to resign and receive benefits following a six month trial period in a position that would otherwise constitute a reduction in responsibility or compensation.
     The Company has issued stock options outside of the Equity Incentive Plan in order to induce Named Executive Officers to accept employment with the Company. Generally, these inducement awards incorporate the terms regarding the change of control of the Company contained in the Equity Incentive Plan, as described above. In addition, the Company issued an inducement award to Mr. Tucker effective August 1, 2003, for the purchase of the Company’s common stock that is subject to a risk of forfeiture to the Company. The restricted stock agreement between the Company and Mr. Tucker evidencing such award was amended effective January 31, 2005, to provide for full vesting upon the change in control of the Company followed by termination of employment under certain conditions. Mr. Tucker’s Agreement was amended effective July 5, 2005, to incorporate by reference the change in control provisions of the Equity Incentive Plan as they are amended from time to time.
     Effective July 11, 2005, Karen Clark resigned as the Company’s Senior Vice President and Chief Financial Officer. In connection with her termination of employment, the Company has entered into an agreement with Ms. Clark under which she will receive the following termination benefits in lieu of those that she would otherwise be entitled to receive under the plans described above: (i) $187,500 cash payment; (ii) payment of health insurance premiums through April 30, 2006; (iii) continued vesting of stock options, in accordance with the terms of each option award, and an extension of the right to exercise through April 30, 2006. Ms. Clark will serve the Company as a consultant for a three-month transition period and, as compensation, will receive payments equivalent to her normal salary of $20,833 per month at the time of her resignation.
Securities Authorized for Issuance Under Equity Compensation Plans
     The following table sets forth information regarding securities authorized for issuance under Equity Compensation Plans as of March 31, 2005.

	Number of		Number of
	securities to be		securities
	issued upon	Weighted-average	remaining available
	exercise of	exercise price of	for future issuance
	outstanding options	outstanding options	under equity
Plan Category	and rights	and rights	compensation plans
2000 Equity Incentive Plan approved by stockholders	4,599,825	$3.15	1,308,649
2000 Employee Stock Purchase Plan approved by stockholders	—	—	318,236
Equity compensation plans not approved by stockholders(1)	4,345,000	$1.69	—

Total	8,944,825	$2.44	1,626,885

(1)	Includes stock options granted outside the Company’s 2000 Equity Incentive Plan at exercise prices equal to the fair market value of its common stock, as inducement grants to executive officers and employees of the Company since 2002. Included in the 4,345,000 options were 2,000,000 options to Mr. Tucker, 350,000 options to Ms. Clark, 800,000 options to Mr. Fink, 800,000 options to Mr. Redmond and 395,000 options to three employees. Although the options were not granted under the 2000 Equity Incentive Plan, they were governed by terms and conditions identical to those granted under the 2000 Equity Incentive Plan.

As of June 30, 2005, 3,238,576 shares remain available for future grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth information regarding the beneficial ownership of Capstone’s shares of Common Stock as of June 30, 2005 by: (i) each person known by Capstone to be the beneficial owner of more than five percent of Capstone’s Common Stock; (ii) each director and nominee and each Named Executive Officer; and (iii) Capstone’s directors and executive officers as a group. Capstone relied on information supplied by its directors, executive officers and beneficial owners for purposes of this table.

	Number of Shares
Names**	Beneficially Owned (1)		Percent Owned (2)
Rho Capital Partners, Inc. 152 West 57th Street, 23rd Floor New York, NY 10019	5,799,190	(3)	6.8%
National City Corp. 1900 East Ninth Street Cleveland, OH 44114	5,022,019	(4)	5.91
John Tucker	1,500,000	(5)	1.75
Karen Clark	559,124	(6)	*
John Fink, III	402,000	(7)	*
Michael Redmond	400,000	(8)	*
Eliot Protsch	1,541,818	(9)	1.82
Carmine Bosco	50,474	(10)	*
Richard Donnelly	69,104	(11)	*
John Jaggers	197,950	(12)	*
Eric Young	125,297	(13)	*
Dennis Schiffel	22,143	(14)	*
Noam Lotan	—		*

Executive officers and directors as a group (11 persons)	4,867,910	(15)	5.57%

*	Less than 1%.

**	Unless otherwise indicated, the address of each person listed is c/o Capstone Turbine Corporation, 21211 Nordhoff Street, Chatsworth, California 91311.

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock listed in this table for a particular person or group includes the shares of Common Stock that such person or group had the right to acquire on or within 60 days after June 30, 2005, including, but not limited to, upon exercise of options.

(2)	For each individual and group included in the table, percentage ownership is calculated by dividing the sum of the number of shares beneficially owned by such person or groups as described above by the sum of (i) 84,911,533 shares of Common Stock, which is the total number of outstanding shares of Common Stock as of June 30, 2005, and (ii) the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days of June 30, 2005, including but not limited to upon the exercise of options.

(3)	The number of shares listed as beneficially owned by Rho Capital Partners, Inc. includes shares held by certain of its affiliates. Information is derived from a Schedule 13G filed by Rho Capital Partners, Inc. on June 13, 2005.

(4)	Information is derived from a Schedule 13G filed by National City Corp. on February 14, 2005.

(5)	Includes options exercisable for 1,000,000 shares within 60 days of June 30, 2005.

(6)	Includes options exercisable for 553,125 shares within 60 days of June 30, 2005.

(7)	Includes options exercisable for 400,000 shares within 60 days of June 30, 2005.

(8)	Includes options exercisable for 400,000 shares within 60 days of June 30, 2005.

(9)	Includes options exercisable for 54,384 shares within 60 days of June 30, 2005. Also includes 1,464,286 shares held by Alliant Energy Corporation; Mr. Protsch disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(10)	Includes options exercisable for 37,184 shares within 60 days of June 30, 2005.

(11)	Includes options exercisable for 47,184 shares within 60 days of June 30, 2005.

(12)	Includes options exercisable for 54,384 shares within 60 days of June 30, 2005.

(13)	Includes options exercisable for 54,384 shares within 60 days of June 30, 2005.

(14)	Includes options exercisable for 14,700 shares within 60 days of June 30, 2005.

(15)	Includes options exercisable for 2,615,345 shares within 60 days of June 30, 2005 (see footnotes 5-14).

AUDIT COMMITTEE REPORT*
     In performing its functions, the Audit Committee acts primarily in an oversight capacity. Our management is responsible for the integrity of the Company’s financial statements, as well as its accounting and financial reporting process, principles and internal controls to assure compliance with accounting standards and applicable laws and regulations. Our independent accountants have the primary responsibility for performing an independent audit of our financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted auditing standards and on the effectiveness of the Company’s internal controls over financial reporting and on management’s assessment of such internal controls. Members of the Audit Committee are not professionally engaged in the practice of auditing or accounting, and all are not experts in the fields of accounting or auditing, including auditor independence. The Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for preparing financial statements and reports and implementing internal controls over financial reporting. In addition, the Audit Committee selects the Company’s independent accountants and has the authority to engage independent counsel and other advisors as it deems necessary.
     In this context, the Audit Committee has reviewed and discussed the audited financial statements of Capstone contained in Capstone’s Annual Report on Form 10-K as of and for the year ended March 31, 2005 with management and Deloitte & Touche LLP, including reviewing with management and Deloitte & Touche LLP the material weaknesses described in the Company’s Annual Report on Form 10-K for the year ended March 31, 2005 and steps to be taken by the Company to address the material weaknesses. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as currently in effect, both with and without management present. In addition, the Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from Capstone.
     In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent auditors. Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K as of and for the year ended March 31, 2005 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee

Eric Young, Chairman
Carmine Bosco
Dennis Schiffel
*     The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to Regulation 14A other than as provided in SEC regulation S-K, Item 306 or incorporated by reference into any filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934.

FEES PAID TO INDEPENDENT AUDITOR

	2005	2004
Audit Fees (1)	$493,000	$398,000
Audit-Related Fees (2)	458,000	33,000
Tax Fees (3)	78,000	51,000
Other Fees (4)	$9,000	$—
	$1,038,000	$482,000

(1)	Includes the aggregate fees billed for professional services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for the years ended March 31, 2005 and March 31, 2004 and the review of the financial statements included in Capstone’s Quarterly Reports on Form 10-Q for 2005 and 2004. On December 12, 2003, the Company changed its fiscal year end to March 31. The fees billed for the transition period of January 1, 2003 to March 31, 2003 are included in the 2004 fees.

(2)	Includes the aggregate fees billed by Deloitte & Touche LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees”. Audit-related services include audit fees for the audit relating to the Company’s internal controls over financial reporting and for the audit of employee benefit plans.

(3)	Includes the aggregate fees billed by Deloitte & Touche LLP for professional services for tax compliance, tax advice and tax planning. Tax Fees include tax preparation and tax planning, advice and consultations.

(4)	Includes the aggregate fees for services rendered by Deloitte & Touche LLP for products and services, other than services reported under “Audit Fees”, “Audit-Related Fees” and “Tax Fees” and includes fees related to the review of a comment letter received from the Securities and Exchange Commission on the Company’s periodic filings.
     The Audit Committee has implemented procedures for the advance approval of all audit and non-audit services to be performed by the independent auditor, whereby the Audit Committee must approve all services prior to the commencement of work. Unless the specific service has been pre-approved in accordance with the Audit Committee’s charter for the current year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee considers whether the proposed provision of any non-audit services by the independent auditors is compatible with maintaining the auditor’s independence. The Audit Committee consults with management prior to the Company’s engagement of the independent auditors for all audit and non-audit services. The Audit Committee may delegate its authority to pre-approve audit and non-audit services to the Chair of the Audit Committee provided that the pre-approval decisions of the Chair are subsequently presented at the next Audit Committee meeting. The Audit Committee approved in accordance with applicable law all of the audit and non-audit services performed by Deloitte & Touche LLP during Fiscal 2005.
     The Audit Committee of our Board of Directors has considered whether the provision of the information technology services and non-audit services is compatible with maintaining the independence of Deloitte & Touche LLP.

COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION *
     Capstone’s Compensation Committee of the Board of Directors consists entirely of directors who are independent as determined by the Board of Directors and meet Nasdaq’s independence and experience requirements. The Compensation Committee’s charter outlines the practices followed by the Compensation Committee. The charter is designed to ensure that compensation decisions affecting executive officers of the Company are made solely by the independent directors. The Compensation Committee reviews and reassesses the adequacy of its charter annually.
     Decisions on compensation for the Company’s executives are made by the Compensation Committee. No member of the Compensation Committee is a current or former employee or officer of the Company or any of its affiliates. The Compensation Committee is responsible for approving compensation arrangements for executive management of the Company, including the chief executive officer, reviewing compensation plans relating to officers, approving equity-based and performance grants, reviewing other benefits under the Company’s employee benefit plans and reviewing generally the Company’s employee compensation policy.
General Policies Regarding Compensation of Executives
     In establishing compensation for executives, the Compensation Committee seeks to:
•	Attract and retain individuals of superior ability and managerial talent by offering total compensation that is competitive with a group of specifically identified peer companies that are of comparable size within similar industries and other companies with which the Company competes for executive talent;

•	Establish goals and objectives that link incentive compensation to achievement of specific key strategic and financial performance goals;

•	Provide compensation that aligns the financial interests of executives with those of Capstone’s stockholders through long-term equity incentives and that takes into account the Company’s performance and relative stockholder return;

•	Comply with all applicable laws and Nasdaq member rules and guidelines, and ensure that compensation is appropriate in light of reasonable and sensible standards of good corporate governance; and

•	Periodically monitor and assess the cost of compensation programs in comparison to stockholder value and Company and executive performance.
Determination of Compensation of Executive Officers for Fiscal 2005
     The Compensation Committee developed its current executive compensation programs pursuant to the above-referenced policies and based on recommendations from its independent compensation consultant. The Compensation Committee expects a close correlation between compensation paid to Company executives and the tactical and strategic success of the Company, both short-term and long-term. The Compensation Committee’s judgments regarding executive compensation are based on its assessment of each executive officers’ leadership performance and potential to enhance long-term stockholder value. The Compensation Committee relied upon judgment and not upon rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer.
     Key factors that the Compensation Committee considered regarding executive compensation in Fiscal 2005 included the recommendations of the chief executive officer, the nature and scope of each executive officer’s responsibilities, his or her effectiveness in leading the Company’s initiatives to increase productivity and growth and his or her success in creating a culture of integrity and compliance with applicable law and the Company’s ethics policies. During Fiscal 2005, the Company’s executive compensation program was comprised of base salary and long-term, equity based compensation.
     Base Salary. The Compensation Committee set the base salaries of its executives for Fiscal 2005 based on: (i) salary levels at companies that are relevant and/or comparable to the Company or in its peer group; (ii) the experience and expertise of each executive, as well as the level of each executive’s responsibility; and (iii)

individual performance. Individual base salaries are reviewed at least annually and salary increases may be granted based on each executive’s performance.
     Long-term, Equity Based Compensation. Stock options are an important component of the total compensation of Capstone’s executives, and stock option grants to executives are designed to align the interests of each executive with those of the stockholders by providing compensation based on corporate performance. Each year the Compensation Committee considers a grant to Capstone’s executives of stock option awards under the Company’s 2000 Equity Incentive Plan. The Company’s standing policy is to assess the grant of additional stock option awards to its executives annually. The option grants generally utilize four year vesting periods to encourage executives to continue their contributions to the Company. The number of stock option shares that are granted to individual executives is, in part, based on independent survey data reflecting competitive stock option practices and based upon the executive’s tenure, level of responsibility and relative position in the Company, as well as an assessment of the executive’s achieved performance goals and objectives and the extent of an executive officer’s equity ownership in Capstone. Stock options are granted at 100% of the stock’s fair market value on the grant date.
     Bonus Compensation. The Compensation Committee views bonus compensation as an important component of the total compensation for senior management. While senior management has been offered cash bonus opportunities, those eligible to receive payments have declined bonus payments since 2002.
Chief Executive Officer Compensation in 2005
     The compensation program for John Tucker, the Company’s president and chief executive officer, falls under the general compensation strategy, framework and guidelines established for all executive officers of the Company, with specific compensation levels and award opportunities established by the Compensation Committee. The Compensation Committee evaluated the performance of Mr. Tucker based on the Company’s achievement of its financial and non-financial objectives. Some of the financial factors that the Compensation Committee considered include stock price performance, revenue growth and cash flow. Some of the non-financial factors that the Compensation Committee considered include developing a strong senior management team, assembling strong talent in core jobs within the Company and developing, monitoring, updating and implementing long-term business strategies. The Compensation Committee did not assign relative weights or rankings to these factors but made a subjective determination based upon a consideration of all such factors. The Compensation Committee believes that Mr. Tucker’s total compensation for Fiscal 2005 properly reflects the Company’s performance as measured against all appropriate factors. Mr. Tucker’s compensation package includes base salary of $400,400 per annum effective as of August 2003.
Tax Deductibility of Executive Compensation
     Section 162(m) of the Code generally limits the corporate tax deduction for compensation in excess of $1 million that is paid to a Named Executive Officer, as defined by SEC rules. However, compensation that is paid under a “performance-based compensation” plan, as defined in Section 162(m) of the Code, is fully deductible without regard to this limit. Section 162(m) also permits full deductibility for certain pension contributions and other payments. The Compensation Committee considers the impact of Section 162(m) in establishing and administering the Company’s compensation policies and plans, and endeavors, when possible, to design compensation programs that are within an exception to the Section 162(m) limits on deductibility.

     The Company’s executive compensation strategy is intended to be cost and tax-effective. The Company has taken action with respect to certain of its compensation plans so that they may qualify for the performance-based compensation exception to Section 162(m). These actions include maintaining the Company’s 2000 Equity Incentive Plan in a manner to qualify certain equity awards as performance-based compensation.
Compensation Committee
John Jaggers, Chairman
Carmine Bosco
Eric Young
*	The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or incorporated by reference into any filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that it be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934.

STOCK PERFORMANCE GRAPH*
     The graph below compares the cumulative total stockholder return on Capstone’s Common Stock with the cumulative total return of the Nasdaq Index and a peer group of small capitalization power technology companies (“SCPT”)(1). The stock price performance shown in the graph below is not indicative of potential future stock price performance. The Company believes that the Nasdaq Index and the SCPT provide an appropriate measure of the Company’s Common Stock price performance.
     The graph assumes an initial investment of $100 and reinvestment of quarterly dividends. No cash dividends have been declared on shares of the Company’s Common Stock.
*	The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or incorporated by reference into any filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that it be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934.

(1)	The SCPT consists of the following companies, all traded on the NASDAQ National Market, (except Beacon Power Corp. (BCON), which trades on the NASDAQ SmallCap Market): Active Power, Inc. (ACPW), BCON, FuelCell Energy, Inc. (FCEL) and Plug Power, Inc. (PLUG).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions with Management and Others
     In May 2003, the Company entered into a consulting agreement with Dr. Almgren, the Company’s former President and Chief Executive Officer, which provides payment of $5,921 monthly in arrears for 38 months through June 2006. His payment will be reduced by 50% if he engages in any full-time employment. His stock options will also continue to vest through June 2006.
OTHER INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
     Mr. Fink failed to report timely the purchase of 2,000 shares of our Common Stock in August 2004. This transaction was subsequently reported. To Capstone’s knowledge, based on its review of the copies of reports furnished to Capstone and written representations from Capstone’s executive officers, directors and persons who owned more than ten percent of a registered class of Capstone’s equity securities during the fiscal year ended March 31, 2005, we believe that all other holdings and reportable transactions by such executive officers, directors and ten percent stockholders in Company securities were reported on a timely basis pursuant to Exchange Act Section 16(a) filing requirements.
Code of Business Conduct and Code of Ethics
     The Company has adopted a Code of Business Conduct that applies to all directors, officers and employees of the Company. All directors, officers and employees of the Company are expected to be committed to the highest standards of honest, ethical and legal behavior. In addition, the Company has adopted a Code of Ethics that applies to the Chief Executive Officer, the Chief Financial Officer and senior financial officers of the Company. The Code of Ethics addresses the unique role of these officers in corporate governance. Each officer subject to the Code of Ethics is subject to, and has agreed to abide by, the Code of Business Conduct. The Code of Ethics and Code of Business Conduct were filed as exhibits to Capstone’s annual report on Form 10-K for the year ended March 31, 2005.
Corporate Governance Principles
     The Company takes corporate governance responsibilities very seriously. In July 2004, the Board adopted Corporate Governance Principles to address the Board’s governance role and functions. The Corporate Governance Principles describe the role of the Board and provide a framework for, among other things, issues such as director selection and qualifications, director compensation, Board meetings, selection of the Chief Executive Officer and director orientation and continuing education. The Board will review the Company’s Corporate Governance Principles on an annual basis or more often, if necessary.
Additional Information
     Capstone is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by Capstone may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or at one of the SEC’s regional offices. Information on the operation of the Public Reference Room may be obtained by calling (800) SEC-0330. In addition, regional office information as well as the filings made by Capstone with the SEC may be accessed by way of the SEC’s Internet address, http://www.sec.gov.
     Capstone will undertake to provide promptly without charge to each person to whom a copy of the proxy statement is delivered, upon the written request of any such person, additional copies of Capstone’s Form 10-K for the period ended March 31, 2005, including the related financial statements and a list of exhibits to the Form 10-K. Requests for such copies should be addressed to: Capstone Turbine Corporation, 21211 Nordhoff Street, Chatsworth, California 91311, Attn: Investor Relations.

This proxy will be voted as directed. If no contrary direction is indicated, this proxy will be voted
FOR the election of the directors listed below.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

		FOR	WITHHOLD AUTHORITY
		All nominees listed	to vote for all
		(except as indicated)	nominees listed
1.	ELECTION OF DIRECTORS:	☐	☐

Nominees:
01 Eliot G. Protsch	05 Dennis Schiffel
02 Richard Donnelly	06 John Tucker
03 John Jaggers	07 Gary Simon
04 Noam Lotan
INSTRUCTION: To WITHHOLD authority to vote for any individual nominee listed below, WRITE that nominee’s name in the lined sections provided below.

2.	In their discretion, the proxies may vote upon any and all other matters as may properly come before the meeting or any adjournment or postponement thereof.

YES
I plan to attend the meeting:	☐
STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Signature	Signature	Date

Note: The signature should correspond exactly with the name appearing on the certificate evidencing your Common Stock. If more than one name appears, all should sign. Joint owners should each sign personally.

é     FOLD AND DETACH HERE     é
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 8:59 p.m., Pacific Daylight Time (11:59 p.m.,
Eastern Daylight Time), on September 15, 2005.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/cpst	OR	1-800-435-6710	OR	Mark, sign and date
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.		your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
CAPSTONE TURBINE CORPORATION
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS SEPTEMBER 16, 2005
     The undersigned stockholder of CAPSTONE TURBINE CORPORATION (the “Company”) acknowledges receipt of a copy of the Annual Report and the proxy statement and, revoking any proxy heretofore given, hereby appoints Walter McBride and John Fink, or either of them, with full power of substitution, as proxies and attorneys-in-fact of the undersigned, to attend the Annual Meeting of Stockholders of the Company to be held at the Radisson Hotel Chatsworth, 9777 Topanga Canyon Blvd., Chatsworth, California, on September 16, 2005, at 9:00 A.M., and any adjournment or postponement thereof, and authorizes each of them to vote all the shares of Common Stock of the Company held of record by the undersigned on July 29, 2005 that the undersigned would be entitled to vote if personally present.
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT.
(Continued, and to be marked, dated and signed, on the reverse side.)
Address Change/Comments (Mark the corresponding box on the reverse side)

é     FOLD AND DETACH HERE     é
CAPSTONE TURBINE CORPORATION
21211 NORDHOFF STREET
CHATSWORTH, CALIFORNIA 91311
2005 ANNUAL MEETING
SEPTEMBER 16, 2005
YOUR VOTE IS IMPORTANT TO CAPSTONE
PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD BY TEARING OFF THE
TOP PORTION OF THIS SHEET AND RETURNING IT IN THE ENCLOSED
POSTAGE-PAID ENVELOPE.
THE PROXY CARD MUST BE SIGNED AND DATED.